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                                                      EXHIBIT 11
                                                LASERSIGHT INCORPORATED
                                           COMPUTATION OF PER SHARE EARNINGS
                                      NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

                                                            Three Months Ended                  Nine Months Ended
                                                               September 30,                      September 30,
                                                           1996            1995                1996          1995
                                                      --------------------------------   -----------------------------
 PRIMARY
   Weighted average shares outstanding                   7,639,000     6,185,000           7,238,000     6,099,000
   Contingently issuable shares, acquisition
     of The Farris Group                                      --         351,000                 --        351,000
   Net effect of dilutive stock options and warrants          --         520,000                 --        401,000
                                                      --------------------------------   -----------------------------
                                                         7,639,000     7,056,000           7,238,000     6,851,000
                                                      ================================   =============================
   Net income(loss)                                    $(2,053,686)  $   759,338         $(3,310,390)   $3,618,683
   Dividends on preferred stock                            (77,674)           --            (345,694)           --
                                                      --------------------------------   -----------------------------
   Adjusted income (loss)                              $(2,131,360)  $   759,338         $(3,656,084)   $3,618,683
                                                      ================================   =============================
   Primary earnings (loss) per share                        ($0.28)        $0.11              ($0.51)        $0.53
                                                      ================================   =============================
   Additional Primary Calculation:
    Net loss, as adjusted per computation above        $(2,131,360)                      $(3,656,084)
                                                      =============                      ============
   Additional adjustment to weighted
    average # of shares:
    Weighted average # of shares as adjusted per
     above                                               7,639,000                         7,238,000
    Dilutive effect of contingently issuable shares
     and stock options and warrants                        603,000                           574,000
                                                      -------------                      ------------
    Weighted average # of shares, as adjusted            8,242,000                         7,812,000
                                                      =============                      ============
    Primary loss per share, as adjusted                     ($0.26)   (A)                     ($0.47)   (A)
                                                      =============                      ============
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                                                   EXHIBIT 11 - Continued


                                                           Three Months Ended                  Nine Months Ended
                                                               September 30,                      September 30,
                                                           1996            1995                1996          1995
                                                      --------------------------------   -----------------------------
FULLY DILUTED
    Weighted average shares outstanding                  7,639,000     6,185,000           7,238,000     6,099,000
    Contingently issuable shares, acquisition of
     The Farris Group                                           --       351,000                  --       351,000
    Net effect of dilutive stock options and warrants           --       536,000                  --       426,000
    Effect of converted preferred stock and dividends
     from beginning of period                              378,000            --             610,000            --
                                                      --------------------------------   -----------------------------
                                                         8,017,000     7,072,000           7,848,000     6,876,000
                                                      ================================   =============================
    Net income (loss)                                  $(2,053,686)   $  759,338         $(3,310,390)   $3,618,683
    Dividends on preferred stock                           (77,674)           --            (345,694)           --
                                                      --------------------------------   -----------------------------
    Adjusted income (loss)                             $(2,131,360)      759,338         $(3,656,084)   $3,618,683
                                                      ================================   =============================
    Fully diluted earnings (loss) per share                 ($0.27)        $0.11              ($0.47)        $0.53
                                                      ================================   =============================
    Additional Fully Diluted Calculation:
     Net loss, as adjusted per computation above       $(2,131,360)                      $(3,656,084)
                                                      =============                      ============
    Additional adjustment to weighted average # of shares:
     Weighted average # of shares as adjusted per
      above                                              8,017,000                         7,848,000
     Dilutive effect of contingently issuable
      shares, stock options and warrants and
      convertible preferred stock                          766,000                           730,000
                                                      -------------                      ------------
    Weighted average # of shares, as adjusted            8,783,000                         8,578,000
                                                      =============                      ============
      Fully diluted loss per share, as adjusted             ($0.24)(A)                        ($0.43) (A)
                                                      =============                      ============


(A) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.
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